Exhibit 21.1

LIST OF SUBSIDIARIES

1.	AccessPas, Inc., a corporation organized under the laws of Delaware.

2.	Europe*Star Gesellschaft fuer Satellitenkommunikation GmbH, a company organized under the laws of Germany.

3.	Horizons Satellite Holdings LLC, a limited liability company organized under the laws of Delaware.

4.	Horizons-1 Satellite LLC, a limited liability company organized under the laws of Delaware.

5.	Horizons-2 Satellite LLC, a limited liability company organized under the laws of Delaware.

6.	Intelsat Asia (Hong Kong) Limited, a company organized under the laws of Hong Kong.

7.	Intelsat Asia Carrier Services, Inc., a corporation organized under the laws of Delaware.

8.	Intelsat Asia Pty. Ltd., a company organized under the laws of Australia.

9.	Intelsat India Private Limited, a company organized under the laws of India.

10.	Intelsat International Employment, Inc., a corporation organized under the laws of Delaware.

11.	Intelsat International Systems, LLC, a limited liability company organized under the laws of Delaware.

12.	Intelsat Satellite Galaxy 17, Inc., a corporation organized under the laws of Delaware.

13.	Intelsat Satellite Galaxy 18, Inc., a corporation organized under the laws of Delaware.

14.	Intelsat Satellite IS 11, Inc., a corporation organized under the laws of Delaware.

15.	PanAmSat Africa (Proprietary) Ltd., a company organized under the laws of South Africa.

16.	PanAmSat Capital Corporation, a corporation organized under the laws of Delaware.

17.	PanAmSat Communications Carrier Services, Inc., a corporation organized under the laws of California.

18.	PanAmSat Communications Japan, Inc., a corporation organized under the laws of California.

19.	PanAmSat Communications Services, Inc., a corporation organized under the laws of California.

20.	PanAmSat do Brasil Ltda., a company organized under the laws of Brazil.

21.	PanAmSat Europe Corporation, a corporation organized under the laws of Delaware.

22.	PanAmSat Europe Limited, a company organized under the laws of the United Kingdom.

23.	PanAmSat France SAS, a company organized under the laws of France.

24.	PanAmSat H-2 Licensee Corp., a corporation organized under the laws of Delaware.

25.	PanAmSat India Marketing, L.L.C., a limited liability company organized under the laws of Delaware.

26.	PanAmSat India, Inc., a corporation organized under the laws of Delaware.

27.	PanAmSat International Holdings LLC, a limited liability company organized under the laws of Delaware.

28.	PanAmSat International Sales, Inc., a corporation organized under the laws of Delaware.

29.	PanAmSat International Systems Limited, a company organized under the laws of the Cayman Islands.

30.	PanAmSat International Systems Marketing, LLC, a limited liability company organized under the laws of Delaware.

31.	PanAmSat Korea Limited, a company organized under the laws of South Korea.

32.	PanAmSat Licensee Corp., a corporation organized under the laws of Delaware.

33.	PanAmSat Limited Liab. Co., a company organized under the laws of Switzerland.

34.	PanAmSat Satellite Europe Limited, a company organized under the laws of the United Kingdom.

35.	PanAmSat Satellite Galaxy 10R, Inc., a corporation organized under the laws of Delaware.

36.	PanAmSat Satellite Galaxy 11, Inc., a corporation organized under the laws of Delaware.

37.	PanAmSat Satellite Galaxy 12, Inc., a corporation organized under the laws of Delaware.

38.	PanAmSat Satellite Galaxy 13, Inc., a corporation organized under the laws of Delaware.

39.	PanAmSat Satellite Galaxy 14, Inc., a corporation organized under the laws of Delaware.

40.	PanAmSat Satellite Galaxy 15, Inc., a corporation organized under the laws of Delaware.

41.	PanAmSat Satellite Galaxy 16, Inc., a corporation organized under the laws of Delaware.

42.	PanAmSat Satellite Galaxy 1R, Inc., a corporation organized under the laws of Delaware.

43.	PanAmSat Satellite Galaxy 3C, Inc., a corporation organized under the laws of Delaware.

44.	PanAmSat Satellite Galaxy 3R, Inc., a corporation organized under the laws of Delaware.

45.	PanAmSat Satellite Galaxy 4R, Inc., a corporation organized under the laws of Delaware.

46.	PanAmSat Satellite Galaxy 5, Inc., a corporation organized under the laws of Delaware.

47.	PanAmSat Satellite Galaxy 9, Inc., a corporation organized under the laws of Delaware.

48.	PanAmSat Satellite HGS 3, Inc., a corporation organized under the laws of Delaware.

49.	PanAmSat Satellite HGS 5, Inc., a corporation organized under the laws of Delaware.

50.	PanAmSat Satellite Leasat F5, Inc., a corporation organized under the laws of Delaware.

51.	PanAmSat Satellite PAS 10, Inc., a corporation organized under the laws of Delaware.

52.	PanAmSat Satellite PAS 1R, Inc., a corporation organized under the laws of Delaware.

53.	PanAmSat Satellite PAS 2, Inc., a corporation organized under the laws of Delaware.

54.	PanAmSat Satellite PAS 3, Inc., a corporation organized under the laws of Delaware.

55.	PanAmSat Satellite PAS 4, Inc., a corporation organized under the laws of Delaware.

56.	PanAmSat Satellite PAS 5, Inc., a corporation organized under the laws of Delaware.

57.	PanAmSat Satellite PAS 6B, Inc., a corporation organized under the laws of Delaware.

58.	PanAmSat Satellite PAS 7, Inc., a corporation organized under the laws of Delaware.

59.	PanAmSat Satellite PAS 8, Inc., a corporation organized under the laws of Delaware.

60.	PanAmSat Satellite PAS 9, Inc., a corporation organized under the laws of Delaware.

61.	PanAmSat Satellite SBS 6, Inc., a corporation organized under the laws of Delaware.

62.	PanAmSat Services, Inc., a corporation organized under the laws of Delaware.

63.	PanAmSat Sistemas de Comunição DTH do Brasil Ltda., a company organized under the laws of Brazil.

64.	PAS International, LLC, a limited liability company organized under the laws of Delaware.

65.	Intelsat Service and Equipment Corporation, a corporation organized under the laws of Delaware.

66.	Sonic Telecom Limited, a company organized under the laws of the United Kingdom.

67.	Southern Satellite Corp., a corporation organized under the laws of Connecticut.

68.	Southern Satellite Licensee Corporation, a corporation organized under the laws of Delaware.

69.	USHI, LLC, a limited liability company organized under the laws of Delaware.